                                                                     EXHIBIT (p)

                             EXCELSIOR FUNDS, INC.
                                (the "Company")

                                CODE OF ETHICS
                                --------------


I.   Legal Requirement.
     -----------------

     Rule 17j-1(a) under the Investment Company Act of 1940, as amended (the "1940 Act"), makes it unlawful for any officer or director of the Company in connection with the purchase or sale by such person of a security "held or to be acquired" by the Company:

          1.   To employ any device, scheme or artifice to defraud the Company;

          2. To make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

          4. To engage in any manipulative practice with respect to the Company.

II.  Purpose of the Code of Ethics.
     -----------------------------

     The Company expects that its officers and directors will conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of the Company's shareholders first, (2) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions.

     In view of the foregoing, the provisions of Section 17(j) of the 1940 Act, the "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994 and the Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel," the Company has determined to adopt this Code of Ethics on behalf of the Company to specify a code of conduct for certain types of personal securities transactions which might involve conflicts of interest or an appearance of impropriety, and to establish reporting requirements and enforcement procedures.

III. Definitions.
     -----------

     A.   An "Access Person" means: (1) each director or officer of the Company;
          (2) each employee (if any) of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

     B. "Restricted Director" or "Restricted Officer" means each director or officer of the Company who is not also a director, officer, partner, employee or controlling person of the Company's investment adviser, custodian, transfer agent or distributor, or of any sub-adviser or administrator of the Company.

     C. An Access Person's "immediate family" includes a spouse, minor children and adults living in the same household as the Access Person.

     D. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Company, or (2) is being or has been considered by the Company or its investment adviser or a sub-adviser for purchase by the Company. A purchase or sale includes the writing of an option to purchase or sell.

     E.   "Exempt Security" means:

          1. Securities which the Company's investment portfolios are not permitted to purchase under the investment objectives and policies set forth in the Company's then current prospectuses under the Securities Act of 1933 or the Company's registration statement on Form N-1A.

          2. Securities issued by the Government of the United States (i.e., U.S. Treasury securities), short-term debt securities which are "government securities" within the meaning of section 2(a)(16) of the 1940 Act (which includes securities of the U.S. Government and its instrumentalities), bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies.

          3. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.

          4. Securities purchased or sold in a transaction which is non-volitional on the part of either the Access Person or the Company.

          5. Securities acquired as a part of an automatic dividend reinvestment plan.

          6. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
                      --- ----
               the extent such rights were acquired from such issuer, and sales of such rights so acquired.

IV.  Policies of the Company Regarding Personal Securities Transactions.
     ------------------------------------------------------------------

     A.   General Policy.
          --------------

          No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(a) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code of Ethics.

     B.   Specific Policies.
          -----------------

          1.   Restrictions on Personal Securities Transactions By Access
               ----------------------------------------------------------
               Persons Other Than Restricted Directors and Restricted Officers.
               ---------------------------------------------------------------

               a. No Access Person who is not a Restricted Director or Restricted Officer may buy or sell securities other than Exempt Securities for his or her personal portfolio or the portfolio of a member of his or her immediate family without obtaining oral authorization from the Compliance Officer of the Company's investment adviser prior to effecting such
                                                     -----
                    security transaction.

                    A written authorization for such security transaction will be provided by the investment adviser's Compliance Officer to the person receiving the authorization (if granted) and to Chase Global Funds Service Company ("CGFSC") to memorialize the oral authorization that was granted.

                         Note: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of a member of his or her immediate family requires prior oral authorization, the Access Person should consult the investment adviser's Compliance Officer for clearance or denial of clearance to trade prior to effecting any
                                                         -----
                         securities transactions.

               b. Pre-clearance approval under paragraph (a) will expire at the close of business on the trading day after the date on which oral authorization is received, and the Access Person is required to renew clearance for the transaction if the trade is not completed before the authority expires.

               c. No clearance will be given to an Access Person other than a Restricted Director or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the investment adviser's Compliance Officer has been advised by the investment adviser or a sub-adviser that the same security is being considered for purchase or sale for any portfolio of the Company.

          2.   Restrictions on Personal Securities Transactions by Restricted
               --------------------------------------------------------------
               Directors and Restricted Officers.
               ---------------------------------

               The Company recognizes that a Restricted Director and a Restricted Officer do not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase and sale by the Company to Restricted Directors and Restricted Officers in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Restricted Directors and Restricted Officers, as follows:

               a. The securities pre-clearance requirement contained in paragraph IV.B.1.a. above shall only apply to a Restricted Director or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a director or officer, should have known, that during the fifteen day period before the transaction in a security other than an Exempt Security or at the time of the transaction that the security purchased or sold by him or her other than an Exempt Security was also purchased or sold by the Company or considered for the purchase or sale by the Company.

               b. If the pre-clearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Director or Restricted Officer to purchase or sell any security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn or (2) when the investment adviser's Compliance Officer has been advised by the investment adviser or a sub-adviser that the same security is being considered for purchase or sale for any portfolio of the Company.

V.   Procedures.
     ----------

     A. In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons:

          1. Each Access Person of the Company other than a Restricted Director or Restricted Officer shall direct his or her broker to supply to the Compliance Officer of CGFSC, on a timely basis, duplicate copies of confirmations of all securities transactions in which the person has, or by reason of such transaction acquires any direct or indirect beneficial ownership/1/ and copies of periodic statements for all securities accounts.

          2. Each Access Person of the Company, other than a director who is not an "interested person" (as defined in the 1940 Act), shall submit reports in the form attached hereto as Exhibit A to CGFSC, showing all transactions in securities other than Exempt Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership./2/ Such reports shall be filed no later than 10 days after the end of each calendar quarter.

          3. Each director who is not an "interested person" of the Company shall submit the same quarterly report as required under paragraph 2 to CGFSC, but only for a transaction in a security other than an Exempt Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a director or officer, should


_____________________
1. You will be treated as the "beneficial owner" of a security under this policy only if you have a direct or indirect pecuniary interest in the security.

     (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

     (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

          For interpretive guidance on this test, you should consult counsel.

2. See footnote 1 above.

               have known that during the 15-day period immediately preceding or after the date of the transaction, such security is or was purchased or sold, or considered for purchase or sale, by the Company.

          4. CGFSC shall notify each Access Person of the Company who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

          5. CGFSC shall review the reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Company's Board of Directors:

               a. with respect to any transaction that appears to evidence a possible violation of this Code; and

               b. apparent violations of the reporting requirement stated herein.

          6. The Board shall consider reports made to it hereunder and shall determine whether the policies established in Sections IV and V of this Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator, including but not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and requiring such person to disgorge any profits to the Company. The Board shall review the operation of this Code of Ethics at least once a year.

          7. The Company's investment adviser, sub-advisers and principal underwriter shall adopt, maintain and enforce separate codes of ethics with respect to its personnel in compliance with Rule 17j-l and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 or Section 15(f) of the Securities Exchange Act of 1934, as applicable. Any Access Person who is subject to the Code of Ethics adopted by the Company's investment adviser, sub-advisers or principal underwriter that includes securities transaction preclearance and securities transaction reporting requirements shall submit the requisite reports to such investment adviser, sub-advisers or principal underwriter and shall not be subject to this Code of Ethics. The Company's investment adviser, sub-advisers and principal underwriter shall forward to CGFSC and the Company's counsel copies of such codes and all future amendments and modifications thereto.

          8. At each quarterly Board of Directors' meeting, the investment adviser, sub-advisers and principal underwriter of the Company shall report to the Company's Board of Directors:

               a. any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of the codes of ethics adopted by the Company's investment adviser, sub-advisers or principal underwriter; and

               b. all disciplinary actions/3/ taken in response to such violations.


          9. At least once a year, the Company's investment adviser, sub-advisers and principal underwriter shall provide to the Board a report which contains (a) a summary of existing procedures concerning personal investing by advisory persons and any changes in the procedures during the past year and (b) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures based upon the Company's experience under this Code of Ethics, industry practices, or developments in applicable laws and regulations.

          10. This Code, the code of the investment adviser, sub-advisers and principal underwriter, a copy of each report by an Access Person, any written report hereunder by CGFSC, the Company's investment adviser, sub-advisers or principal underwriter, and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-l.

VI.  Certification.
     -------------

     Each Access Person will be required to certify annually that he or she has read and understood this Code of Ethics, and will abide by them. Each Access Person will further certify that he has disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics. A form of such certification is attached hereto as Exhibit B.

                                        The Board of Directors of
                                        Excelsior Funds, Inc.


________________
3. Disciplinary action includes but is not limited to any action that has a material financial effect upon the employee, such as fining, suspending, or demoting the employee, imposing a substantial fine or requiring the disgorgement of profits.

                                   Exhibit A

                             EXCELSIOR FUNDS, INC.

                         Securities Transaction Report


          For the Calendar Quarter Ended____________________________
                                              (month/day/year)


To: Chase Global Funds Service Company, as Co-Administrator of the above listed Company

          During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                         Number of                  Nature of           Broker/Dealer
                         Shares or  Dollar Amount  Transaction            or Bank
              Date of    Principal       of         (Purchase,          Through Whom
Security    Transaction    Amount    Transaction   Sale, Other)  Price    Effected
----------  -----------  ---------  -------------  ------------  -----  -------------


          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


                                   Signature:     _______________________


                                   Print Name:    _______________________

                                   Exhibit B

                             EXCELSIOR FUNDS, INC.

                              ANNUAL CERTIFICATE


          Pursuant to the requirements of the Code of Ethics of Excelsior Funds, Inc. (the "Company"), the undersigned hereby certifies as follows:

          1.   I have read the Company's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions required to be reported under the requirements of the Code of Ethics.


   Date:  _____________________________      ______________________________
                                             Print Name


                                             ______________________________
                                             Signature

                                      B-1